SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:               January 23, 2002
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                       (Date of earliest event reported)

                           Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)

    Delaware                      1-11661                        13-3447441
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(State of Incorporation)         (Commission                 (I.R.S. Employer
                                  File Number)              Identification No.)


         3 World Financial Center
         New York, New York                                         10285
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(Address of Principal Executive Offices)                          (Zip Code)

       Registrant's Telephone Number, including area code (201) 524-2000
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ITEM 5.  Other Events
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         On January 23, 2002, Lehman ABS Corporation ("LABS") transferred
$22,000,000 aggregate principal amount of 8.197% Capital Securities due December 15, 2045, issued by the W.R. Berkley Capital Trust (the "Underlying Securities") to the Corporate Backed Trust Certificates, W.R. Berkley Capital Trust Securities-Backed Series 2002-1 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, W.R. Berkley Capital Trust Securities-Backed Series 2002-1 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of January 23, 2002 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated January 11, 2002 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule I of the underwriting agreement.

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

(a)      Financial Statements - Not Applicable

(b)      Pro Forma Financial Information - Not Applicable

(c)      Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
----------------               ------------

         4.1 Series Supplement, dated as of January 23, 2002, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LEHMAN ABS CORPORATION


                                             /s/  Rene Canezin
                                          --------------------------
                                          Name:   Rene Canezin
                                          Title:  Senior Vice President

January 23, 2002



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INDEX TO EXHIBITS
    Exhibit No.                            Description
    -----------                            -----------

        4.1 Series Supplement, dated as of January 23, 2002, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.



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